SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.


                Date of Report (Date of Earliest Event Reported):
                                 April 24, 1998


                             Fun Tyme Concepts, Inc.
             (Exact Name of Registrant as Specified in its Charter)

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
         New York                           0-27542                             11-3157259
         State of Incorporation             Commission File No.                 IRS Employer Identification No.
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                                 290 Wild Avenue
                          Staten Island, New York 10314
                     Address of Principal Executive Offices


        Registrant's telephone number, including area code (718) 761-6100


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4.           CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.


         On April 24, 1998, the Registrant and Richard A. Eisner & Company, LLP mutually agreed that Richard A. Eisner & Company, LLP would no longer be the Registrant's auditors. The dismissal of Richard A. Eisner & Company, LLP was not due to any discrepancies or disagreements between the Registrant and Richard A. Eisner & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and Richard A. Eisner & Company, LLP's report on the financial statements for the fiscal year ended March 31, 1997, dated April 30 and May 21, 1997, did not contain any adverse opinions or disclaimers of opinion. Nor was such report modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and any subsequent interim period through the date of Richard A. Eisner & Company, LLP's dismissal, the Registrant and Richard A. Eisner & Company, LLP had no disagreements or "reportable events."

         The Registrant's  Board of Directors approved the acceptance of Richard
A. Eisner & Company, LLP's dismissal.

         Annexed hereto as Exhibit 16.01 is the required letter from Richard A. Eisner & Company, LLP wherein said accounting firm indicates that it agrees with the statements made herein.

         The Registrant's Board of Directors approved the April 30, 1998 engagement of J.H. Cohn as its principal accountant to audit its and its subsidiaries' financial statements.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on the 12th day of May 1998.




                                            Fun Tyme Concepts, Inc.



                                    By:     /s/ Richard Rosso
                                            Richard Rosso, Vice-President